Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption "Independent Registered Public Accounting Firm" in the Joint Prospectus/Proxy Statement, and to the incorporation by reference of our report dated February 26, 2020 of A&Q Long/Short Strategies Fund LLC in the Statement of Additional Information, included in the Registration Statement (Form N-14 No. 333-251803) of A&Q Long/Short Strategies Fund LLC.

Ernst & Young LLP

New York, New York

February 8, 2021